Exhibit 99.1

FOR IMMEDIATE RELEASE
Casey’s General Stores, Inc.
One SE Convenience Blvd
Ankeny, IA 50021
Casey's Announces Second Quarter Results
Ankeny, IA, December 9, 2025 - Casey’s General Stores, Inc. ("Casey's" or the "Company") (Nasdaq: CASY) one of the leading convenience store chains in the United States, today announced financial results for the three and six months ended October 31, 2025.

Second Quarter Key Highlights

•Diluted EPS of $5.53 up 14.0% from the same period a year ago. Net income was $206.3 million, up 14.0% from the prior year, and EBITDA1 was $410.1 million, up 17.5%, from the same period a year ago.
•Inside same-store sales increased 3.3% compared to prior year, and 7.5% on a two-year stack basis, with an inside margin of 42.4%. Total inside gross profit increased 13.5% to $703.4 million compared to the prior year.
•Same-store fuel gallons were up 0.8% compared to prior year with a fuel margin of 41.6 cents per gallon. Total fuel gross profit increased 20.9% to $377.4 million compared to the prior year.
•The Company is updating certain metrics in its Fiscal 2026 Outlook due to strong financial performance to date.

"Casey's delivered a great second quarter highlighted by strong sales and traffic growth across the entire store,” said Darren Rebelez, Chairman, President and CEO. “Our inside same-store sales continued the strong momentum, as our prepared foods offering and value proposition are resonating with guests, while our team is delivering on the strategic plan. On the fuel side, the team did an outstanding job achieving same-store gallon growth while expanding fuel margin. Overall, the excellent financial results were a combination of strong same-store performance and robust store growth as we are operating nearly 9% more stores than the prior year."

Earnings

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Net income (in thousands)	$206,336	$180,918	$421,691	$361,116
Diluted earnings per share	$5.53	$4.85	$11.29	$9.68
EBITDA (in thousands)	$410,099	$348,880	$824,369	$694,662

For the quarter, net income, diluted EPS, and EBITDA increased compared to the same period a year ago due to higher inside and fuel gross profit, partially offset by higher operating expenses, primarily due to operating 236 additional stores.

1 EBITDA is reconciled to net income below.

Inside

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Inside sales (in thousands)	$1,658,439	$1,467,524	$3,342,256	$2,941,631
Inside same-store sales	3.3%	4.0%	3.7%	3.1%
Grocery and general merchandise same-store sales	2.7%	3.6%	3.2%	2.5%
Prepared food and dispensed beverage same-store sales	4.8%	5.2%	5.0%	4.7%
Inside gross profit (in thousands)	$703,423	$619,651	$1,408,889	$1,233,973
Inside margin	42.4%	42.2%	42.2%	41.9%
Grocery and general merchandise margin	36.0%	35.6%	36.0%	35.5%
Prepared food and dispensed beverage margin	58.6%	58.7%	58.3%	58.5%

Total inside sales for the quarter were up 13.0% compared to the prior year. Same-store inside sales were driven by strong performance in the prepared food and dispensed beverage category, including whole pizzas and hot sandwiches as well as non-alcoholic beverages in the grocery and general merchandise category. Inside margin was up approximately 20 basis points compared to the same quarter a year ago, benefitting from a favorable product mix shift.

Fuel2

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Fuel gallons sold (in thousands)	906,652	775,914	1,818,432	1,548,450
Same-store gallons sold	0.8%	(0.6)%	1.2%	(0.1)%
Fuel gross profit (in thousands)	$377,366	$312,252	$750,920	$626,800
Fuel margin (cents per gallon, excluding credit card fees)	41.6 ¢	40.2 ¢	41.3 ¢	40.5 ¢

For the quarter, total fuel gallons sold increased 16.8% compared to the prior year due to the store count increase as well as the same-store gallons increase. The Company’s total fuel gross profit was up 20.9% versus the prior year, with an increase in gallons sold as well as fuel margin. The Company sold $7.2 million in renewable fuel credits (RINs) in the quarter, an increase of $2.3 million from the same quarter in the prior year.

Operating Expenses

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Operating expenses (in thousands)	$711,587	$609,679	$1,409,763	$1,219,153
Credit card fees (in thousands)	$71,493	$62,275	$143,197	$126,084
Same-store operating expenses excluding credit card fees	4.5%	2.3%	3.6%	1.5%

Operating expenses increased 16.7% during the second quarter. Operating 236 more stores than prior year accounted for approximately 10.5% of the increase. Same-store employee expense contributed to approximately 2% of the increase, due to increases in labor rates, as same-store labor hours were flat. Approximately 1% of the change is related to an increase in accrued costs for variable incentive compensation due to strong financial performance.

2 Fuel category does not include wholesale fuel nor terminal activity, which is included in Other.

Expansion

Store Count
April 30, 2025	2,904
New store construction	16
Acquisitions	26
Acquisitions not opened	(1)
Prior acquisitions opened	1
Closed or divested	(25)
October 31, 2025	2,921

Liquidity
At October 31, 2025, the Company had approximately $1.4 billion in available liquidity, consisting of approximately $492 million in cash and cash equivalents on hand and approximately $900 million in available borrowing capacity on existing lines of credit.

Share Repurchase
During the quarter, the Company repurchased approximately $31 million of shares. The Company has approximately $233 million remaining under its existing share repurchase authorization.

Dividend
At its December meeting, the Board of Directors approved a quarterly dividend of $0.57 per share. The dividend is payable February 13, 2026, to shareholders of record on February 1, 2026.

Fiscal 2026 Outlook
As a result of the strong financial performance year-to-date, fiscal 2026 EBITDA is expected to increase 15% to 17%. The Company now expects inside same-store sales to increase 3% to 4% and an inside margin of 41% to 42%. The tax rate is now expected to be 24% to 25% for the fiscal year.

The Company is not updating its outlook for the following metrics. The Company expects same-store fuel gallons sold to be negative 1% to positive 1%. Total operating expenses are expected to increase approximately 8% to 10%. The Company expects to open at least 80 stores in fiscal 2026, through a mix of M&A and new store construction, bringing the three-year strategic plan period total to approximately 500 stores. Net interest expense is expected to be approximately $110 million. Depreciation and amortization is expected to be approximately $450 million and the purchase of property and equipment is expected to be approximately $600 million.

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Total revenue	$4,506,084	$3,946,771	$9,073,190	$8,044,508
Cost of goods sold (exclusive of depreciation and amortization, shown separately below)	3,384,398	2,988,212	6,839,058	6,130,693
Operating expenses	711,587	609,679	1,409,763	1,219,153
Depreciation and amortization	111,416	96,592	220,379	191,001
Interest, net	24,690	12,553	51,540	26,620
Income before income taxes	273,993	239,735	552,450	477,041
Federal and state income taxes	67,657	58,817	130,759	115,925
Net income	$206,336	$180,918	$421,691	$361,116
Net income per common share
Basic	$5.56	$4.87	$11.35	$9.73
Diluted	$5.53	$4.85	$11.29	$9.68
Basic weighted average shares	37,132,365	37,124,541	37,140,668	37,105,886
Plus dilutive effect of share-based compensation	152,768	186,938	195,313	202,392
Diluted weighted average shares	37,285,133	37,311,479	37,335,981	37,308,278

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	October 31, 2025	April 30, 2025
Assets
Current assets
Cash and cash equivalents	$492,016	$326,662
Receivables	192,504	180,746
Inventories	452,063	480,034
Prepaid and other current assets	47,381	24,641
Income taxes receivable	7,309	770
Total current assets	1,191,273	1,012,853
Operating lease right-of-use assets, net	438,198	417,046
Other assets, net of amortization	122,219	120,082
Goodwill	1,266,489	1,244,893
Property and equipment, net of accumulated depreciation of $3,295,478 at October 31, 2025 and $3,122,203 at April 30, 2025	5,566,988	5,413,244
Total assets	$8,585,167	$8,208,118
Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt and finance lease obligations	$101,265	$94,925
Accounts payable	666,091	620,447
Accrued expenses and current portion of operating lease liabilities	367,705	386,321
Total current liabilities	1,135,061	1,101,693
Long-term debt and finance lease obligations, net of current maturities	2,352,032	2,413,620
Deferred income taxes	716,030	646,905
Operating lease liabilities, net of current portion	464,326	434,707
Insurance accruals, net of current portion	35,512	33,143
Other long-term liabilities	72,678	69,380
Total liabilities	4,775,639	4,699,448
Total shareholders’ equity	3,809,528	3,508,670
Total liabilities and shareholders’ equity	$8,585,167	$8,208,118

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six months ended October 31,
	2025	2024
Cash flows from operating activities:
Net income	$421,691	$361,116
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	220,379	191,001
Amortization of debt issuance costs	1,033	555
Change in excess replacement cost over LIFO inventory valuation	15,631	6,398
Share-based compensation	30,659	23,645
Loss on disposal of assets and impairment charges	1,679	4,422
Deferred income taxes	70,907	12,054
Changes in assets and liabilities:
Receivables	(13,224)	(855)
Inventories	15,421	(8,723)
Prepaid and other current assets	(22,740)	(12,505)
Accounts payable	3,938	(9,902)
Accrued expenses	(19,780)	(36,228)
Income taxes	(6,248)	20,780
Other, net	140	299
Net cash provided by operating activities	719,486	552,057
Cash flows from investing activities:
Purchase of property and equipment	(281,100)	(211,226)
Payments for acquisition of businesses, net of cash acquired	(87,454)	(46,341)
Proceeds from sales of assets	24,312	11,720
Net cash used in investing activities	(344,242)	(245,847)
Cash flows from financing activities:
Proceeds from long-term debt	—	1,100,000
Payments of long-term debt and finance lease obligations	(60,376)	(34,637)
Payments of debt issuance costs	—	(5,191)
Payments of cash dividends	(40,864)	(35,179)
Repurchase of common stock and payment of related excise taxes	(62,502)	(734)
Tax withholdings on employee share-based awards	(46,148)	(25,110)
Net cash (used in) provided by financing activities	(209,890)	999,149

Net increase in cash, cash equivalents and restricted cash	165,354	1,305,359
Cash and cash equivalents at beginning of the period	326,662	206,482
Cash, cash equivalents and restricted cash at end of the period	$492,016	$1,511,841
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH

	Six months ended October 31,
	2025	2024
Cash and cash equivalents	$492,016	$351,723
Restricted cash	—	1,160,118
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$492,016	$1,511,841

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

	Six months ended October 31,
	2025	2024
Cash paid during the period for:
Interest, net of amount capitalized	$65,363	$33,516
Income taxes, net	64,954	82,507
Noncash activities:
Purchased property and equipment in accounts payable	88,135	59,312
Right-of-use assets obtained in exchange for new finance lease liabilities	4,764	11,210
Right-of-use assets obtained in exchange for new operating lease liabilities	41,349	—

Summary by Category (Amounts in thousands)
Three Months Ended October 31, 2025	Prepared Food & Dispensed Beverage	Grocery & General Merchandise	Fuel	Other	Total
Revenue	$467,799	$1,190,640	$2,687,289	$160,356	$4,506,084
Gross profit	$274,244	$429,179	$377,366	$40,897	$1,121,686
	58.6%	36.0%	14.0%	25.5%	24.9%
Fuel gallons sold			906,652
Three Months Ended October 31, 2024
Revenue	$417,827	$1,049,697	$2,414,632	$64,615	$3,946,771
Gross profit	$245,458	$374,193	$312,252	$26,656	$958,559
	58.7%	35.6%	12.9%	41.3%	24.3%
Fuel gallons sold			775,914

Summary by Category (Amounts in thousands)
Six Months Ended October 31, 2025	Prepared Food & Dispensed Beverage	Grocery & General Merchandise	Fuel	Other	Total
Revenue	$926,233	$2,416,023	$5,420,948	$309,986	$9,073,190
Gross profit	$540,227	$868,662	$750,920	$74,323	$2,234,132
	58.3%	36.0%	13.9%	24.0%	24.6%
Fuel gallons sold			1,818,432
Six Months Ended October 31, 2024
Revenue	$822,956	$2,118,675	$4,970,274	$132,603	$8,044,508
Gross profit	$481,499	$752,474	$626,800	$53,042	$1,913,815
	58.5%	35.5%	12.6%	40.0%	23.8%
Fuel gallons sold			1,548,450

Prepared Food & Dispensed Beverage						Prepared Food & Dispensed Beverage
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2026	5.6%	4.8%				F2026	58.0%	58.6%
F2025	4.4	5.2	4.7%	1.5%	3.5%	F2025	58.3	58.7	57.8%	57.8%	58.2%
F2024	5.9	6.1	7.5	8.8	6.8	F2024	58.2	59.0	59.6	58.1	58.7

Grocery & General Merchandise						Grocery & General Merchandise
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2026	3.8%	2.7%				F2026	35.9%	36.0%
F2025	1.6	3.6	3.3%	1.8%	2.3%	F2025	35.4	35.6	34.2%	34.8%	35.0%
F2024	5.2	1.7	2.8	4.3	3.5	F2024	34.1	34.0	33.9	34.4	34.1

Fuel Gallons						Fuel Margin
Same-store Sales						(Cents per gallon, excluding credit card fees)
	Q1	Q2	Q3	Q4	Fiscal Year		Q1		Q2		Q3		Q4		Fiscal Year
F2026	1.7%	0.8%				F2026	41.0	¢	41.6	¢
F2025	0.7	(0.6)	1.8%	0.1%	0.1%	F2025	40.7		40.2		36.4	¢	37.6	¢	38.7	¢
F2024	0.4	—	(0.4)	0.9	0.1	F2024	41.6		42.3		37.3		36.5		39.5

RECONCILIATION OF NET INCOME TO EBITDA
We define EBITDA as net income before net interest expense, income taxes, and depreciation and amortization. EBITDA is not considered to be a GAAP measure, and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. This measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
We believe EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use this calculation as a measure of financial performance and debt service capabilities, and it is regularly used by management for internal purposes including our capital budgeting process, evaluating acquisition targets, assessing performance, and awarding incentive compensation.
Because non-GAAP financial measures are not standardized, EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of this non-GAAP financial measure with those used by other companies.
The following table contains a reconciliation of net income to EBITDA for the three and six months ended October 31, 2025 and 2024:

(in thousands)	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Net income	$206,336	$180,918	$421,691	$361,116
Interest, net	24,690	12,553	51,540	26,620
Federal and state income taxes	67,657	58,817	130,759	115,925
Depreciation and amortization	111,416	96,592	220,379	191,001
EBITDA	$410,099	$348,880	$824,369	$694,662
NOTES:
•Gross profit is defined as revenue less cost of goods sold (exclusive of depreciation and amortization)
•Inside is defined as the combination of grocery and general merchandise and prepared food and dispensed beverage

This release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those related to the potential impact of the Fikes transaction, expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and related sources or needs, business and/or integration strategies, plans and synergies, supply chain, growth opportunities, and performance at our stores. There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any results expressed or implied by these forward-looking statements, including but not limited to the execution of our strategic plan, the integration and financial performance of acquired stores, wholesale fuel, inventory and ingredient costs, distribution challenges and disruptions, the impact and duration of conflicts in oil producing regions or other geopolitical disruptions, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on our website. Any forward-looking statements contained in this release represent our current views as of the date of this release with respect to future events, and Casey’s disclaims any intention or obligation to update or revise any forward-looking statements in the release whether as a result of new information, future events, or otherwise.

Corporate information is available at this website: https://www.caseys.com. Earnings will be reported during a conference call on December 10, 2025. The call will be broadcast live over the Internet at 7:30 a.m. CDT. To access the call, go to the Events and Presentations section of our website at https://investor.caseys.com/events-presentations.  No access code is required. A webcast replay of the call will remain available in an archived format on the Events and Presentations section of our website at https://investor.caseys.com/events-presentations for one year after the call.

Investor Relations Contact:	Media Relations Contact:
Brian Johnson (515) 446-6587	Katie Petru (515) 446-6772